                                   EXHIBIT 11

                   PARK-OHIO INDUSTRIES, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                     (In Thousands - Except Per Share Data)

                                                              Year Ended December 31
                                                  -------------------------------------------
                                                       1996            1995           1994
                                                       ----            ----           ----
Income from continuing operations                 $      9,693    $     19,813    $     8,478
Amortization of imputed goodwill associated
   with the earnout shares                                 (84)            (77)          (398)
                                                  ------------    ------------    -----------
Income from continuing operations related to
   shareholders of Common Stock (Primary)                9,609          19,736          8,080
Interest (net of income taxes in 1996)
   associated with convertible senior
   subordinated debentures                                 999           1,612          1,009
                                                  ------------    ------------    -----------
Income from continuing operations related to
   shareholders of Common Stock (Fully
   diluted)                                       $     10,608    $     21,348    $     9,089
                                                  ============    ============    ===========
Discontinued operations                           $     11,642    $      4,221    $     4,006
                                                  ============    ============    ===========
Net income related to shareholders of Common
   Stock (Primary)                                $     21,251    $     23,957    $    12,086
                                                  ============    ============    ===========
Net income related to shareholders of Common
   Stock (Fully diluted)                          $     22,250    $     25,569    $    13,095
                                                  ============    ============    ===========

PRIMARY COMPUTATION
   Average shares outstanding during the period     10,433,096       9,885,958      6,949,695
   Effect of General Aluminum Mfg. Company
       earnout shares deemed to be issued              187,500         187,500        187,500
   Effect of Kay Home Products, Inc.
       earnout shares deemed to be issued                  -0-             -0-        796,973
   Effect of dilutive stock options based on
       the treasury stock method using the
       average market price for the period             339,583         183,789        157,854
                                                  ------------    ------------    -----------
            Shares used                             10,960,179      10,257,247      8,092,022
                                                  ============    ============    ===========

   Per share of Common Stock:
       Continuing operations                      $        .88    $       1.93    $      1.00
       Discontinued operations                            1.06             .41            .49
                                                  ------------    ------------    -----------
       Net income                                 $       1.94    $       2.34    $      1.49
                                                  ============    ============    ===========

FULLY DILUTED COMPUTATION
   Average shares outstanding per primary
       computation above                            10,960,179      10,257,247      8,092,022
   Additional effect of dilutive stock
       options based on the treasury stock
       method using the end of period market
       price, if higher than the average
       market price                                        -0-          59,276            -0-
   Effect of assuming conversion of the
       Convertible Senior Subordinated
       Debentures                                    1,150,880       1,150,880        723,258
                                                  ------------    ------------    -----------
            Shares used                             12,111,059      11,467,403      8,815,280
   Per share of common stock:                     ============    ============    ===========

       Continuing operations                      $        .88    $       1.86    $      1.04
       Discontinued operations                             .96             .37            .45
                                                  ------------    ------------    -----------
       Net income                                 $       1.84    $       2.23    $      1.49
                                                  ============    ============    ===========